EXHIBIT 10.5

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (this “Second Amendment”), being made and effective as of August 9, 2006, is to the Employment Agreement dated December 30, 2005, by and between Henry R. Baughman (the “Executive”) and SGS International, Inc., a Delaware corporation (the “Company”), as amended by an Amendment dated as of January 15, 2006 (as heretofore amended, the “Agreement”). All capitalized terms which are used in this Second Amendment and are not defined herein shall have the meaning ascribed to them in the Agreement.

1. Section 2 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Employment Term. The “Employment Term” hereunder shall commence on the date set forth above and shall continue in full force and effect until the third (3rd) anniversary of the date hereof unless terminated earlier pursuant to the terms and conditions of this Agreement. The Employment Term will renew hereunder automatically for successive one-year periods unless either party gives written notice to the other not less than ninety (90) days prior to the end of the Employment Term hereof (or any subsequent anniversary, as the case may be) that such party does not wish the Employment Term to be so extended, and under such circumstances, the Employment Term and this Agreement will terminate by its terms, and without liability to either party, on the third anniversary of the date hereof (or such subsequent anniversary, as the case may be).

2. All other provisions of the Agreement remain in full force and effect.

3. This Second Amendment may be executed in counterparts each of which shall be deemed an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SGS International, Inc.

By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary

Executive

/s/ Henry R. Baughman
Henry R. Baughman